EXHIBIT 10.28

ASSIGNMENT AGREEMENT

     This ASSIGNMENT AGREEMENT (“Assignment”) dated November 13, 2002 (the “Effective Date”) is made among COMERICA BANK, a Michigan banking corporation (“Bank”), CONTRACTOR SUPPLY INCORPORATED, an Indiana corporation (“Contractor Supply”), MAXCO, INC., a Michigan corporation (“Maxco”), ERSCO CORPORATION, a Michigan corporation (“Ersco”), PAK-SAK, INC., a Michigan corporation (“Pak-Sak”), MAX A. COON (“Mr. Coon”) and AMBASSADOR STEEL CORPORATION, an Indiana corporation (“Ambassador”).

RECITALS:

     A.     Maxco is the obligor under certain promissory notes payable to the order of Bank which are listed and detailed on Exhibit A attached hereto (the “Assigned Notes”). Maxco is also the obligor under other promissory notes payable to the order of Bank which are listed and detailed on Exhibit B attached hereto (the “Retained Notes”).

     B.     The Assigned Notes and the Retained Notes are guaranteed by Ersco, Pak-Sak, and Mr. Coon (the “Guarantors”) pursuant to (i) a Guaranty dated as of April 1, 1999 executed by Ersco in favor of Bank (the “Ersco Guaranty”), (ii) a Guaranty dated as of December 19, 1991 executed by Pak-Sak in favor of Bank (the “Pak-Sak Guaranty”), and (iii) a Guaranty dated as of February 15, 2002 executed by Mr. Coon in favor of the Bank (the “Coon Guaranty”).

     C.     The Ersco Guaranty is secured by, among other things, security interests granted by Ersco to Bank in certain of Ersco’s assets pursuant to a Security Agreement (All Assets) dated as of March 30, 1999 (the “Ersco Security Agreements”). Bank has filed UCC financing statements with the Michigan Secretary of State on September 22, 1999, file number D568470, on August 5, 1999, file number D550719, and on October 8, 1999, file number D574934, plus any prior UCC financing statements in favor of Bank in the debtor name of Ersco Corporation (the “Ersco UCC Financing Statements”).

     D.     The Ersco Guaranty, the Ersco Security Agreement and the Ersco UCC Financing Statements are herein referred to as the “Assigned Documents.”

     E.     The outstanding principal balance due under each of the Assigned Notes as of November 13, 2002 is set forth on Exhibit A and the outstanding principal balance due under each of the Retained Notes is set forth on Exhibit B.

     F.     Each of Maxco, Contractor Supply and each of the Guarantors has asked Bank to sell and assign the Assigned Notes and the other Assigned Documents to Contractor

Supply, and has asked Contractor Supply to accept and purchase the Assigned Notes and the other Assigned Documents from Bank, which Bank is willing to do but only upon the terms and conditions set forth below.

     In consideration of the premises and the mutual promises contained herein the parties agree as follows:

     1.     Subject to the terms and conditions of this Assignment:

          (a)     Effective upon Bank’s receipt of the Purchase Price (as defined below), Bank hereby sells and assigns to Contractor Supply, and Contractor Supply hereby purchases and accepts from Bank, all of the Bank’s right, title and interest in and to the Assigned Notes and the other Assigned Documents.

          (b)     Contractor Supply assumes all of Bank’s rights, obligations and duties, if any, with regard to the Assigned Notes and the Assigned Documents as of the Effective Date of the Assignment.

          (c)     In consideration of the assignment of the Assigned Notes and the Assigned Documents, Contractor Supply shall pay to Bank the sum of Eleven Million Five Hundred Fifty One Thousand Three Hundred Seventy Five and 34/100 ($11,073,375.72) Dollars, in immediately available funds (the “Purchase Price”), and shall otherwise comply with the terms of this Assignment.

          (d)     The Assignment of the Assigned Notes and the Assigned Documents is made by Bank on a quit claim basis and without recourse of any type or kind to Bank, and, except as expressly provided in Section 6 of this Assignment, without any representation or warranty of any kind by Bank, whether express or implied, in fact or in law. This disclaimer of representations and warranties includes, but is not limited to, the waiver and disclaimer of any warranty relating to title, possession, or quiet enjoyment, or the like in this disposition. Recitals A through F set forth above do not constitute representations or warranties of any kind or nature by Bank.

     2.     The parties hereby acknowledge and agree that the Retained Notes and all documents (other than the Assigned Documents and Assigned Notes) between, among or otherwise involving Bank, Maxco, Pak-Sak and Mr. Coon (the “Retained Documents”) shall not be affected by this Assignment; provided, however, notwithstanding anything contained in the Retained Notes or the Retained Documents to the contrary or otherwise, the obligations of Ersco under the Retained Notes and Retained Documents are hereby fully and completely released and discharged, it being the intention of the parties that the Assigned Documents shall, as of the Effective Date, serve to guaranty and secure the Assigned Notes only and not the Retained Notes.

     3.     Notwithstanding anything contained in the Assigned Notes or the Assigned Documents to the contrary or otherwise, the obligations of Pak-Sak and Mr. Coon under the Assigned Notes and Assigned Documents are hereby fully and completely released , it being the intention of the parties that the Retained Documents shall, as of the Effective Date, serve to guaranty and secure only the Retained Notes. Each of Maxco, Pak-Sak and Mr. Coon acknowledges and confirms the indebtedness and obligations represented by the Retained Notes and the Retained Documents, as applicable, and confirms the rights of the Bank provided thereunder.

     4.     Notwithstanding anything contained in the Assigned Notes or the Assigned Documents to the contrary or otherwise, Contractor Supply hereby acknowledges and agrees that, until such time as all of the obligations of Maxco to Bank under the Retained Notes and the Retained Documents (“Retained Maxco Obligations”) are fully paid, satisfied and discharged and Bank has notified Contractors Suppliers in writing of that fact, (i) all of the obligations of Maxco under the Assigned Notes shall be (a) non-recourse against Maxco and (b) subordinate, in all respects, to the Retained Maxco Obligations, including, by way of example only, in respect of the right and timing of payment and with respect to the enforceability and priority of any security interest or other lien granted under Assigned Documents, to the security interest and other liens granted under the Retained Documents, (ii) Contractor Supply shall look solely to the Ersco Guaranty, the Ersco Security Agreements and the Ersco UCC Financing Statements for payment of any amounts due or to become due under the Assigned Notes and (iii) all other obligations or indebtedness, if any, due from Maxco to Contractor Supply shall be subordinate (“Other Maxco Indebtedness”), in all respects, to the Retained Maxco Obligations.

     5.     Promptly after the execution and delivery of this Assignment and Contractor Supply’s payment of the Purchase Price in same day funds, Bank shall deliver to Contractor Supply: (a) the original Assigned Notes (expressly endorsed by Bank to Contractor Supply without recourse, representation or warranty) and (b) a copy of each of the Assigned Documents.

     6.     Bank represents to Contractor Supply that:

          (a)     Bank is a Michigan banking corporation, incorporated and validly existing under the laws of the State of Michigan and has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Assignment;

          (b)     The execution, delivery and performance of this Assignment has been duly authorized by all necessary action and does not and will not (i) require any consent or approval of shareholders, or (ii) violate any law, rule, regulation, order, writ, judgment, injunction, determination or award presently in effect having applicability to the Bank or any provision of Bank’s articles or by-laws; and

          (c)     This Assignment constitutes a legal, valid and binding obligation of Bank enforceable against it in accordance with its terms.

     7.     Contractor Supply represents to Bank that:

          (a)     Contractor Supply is a corporation, validly existing under the laws of the State of Indiana and has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Assignment

          (b)     The execution, delivery and performance of this Assignment will not (i) violate any law, rule, regulation, order, writ, judgment, injunction, determination or award presently in effect having applicability to Contractor Supply, or (ii) result in a breach or constitute a default under any agreement to which Contractor Supply is a party or by which it is bound;

          (c)     This Assignment constitutes a legal, valid and binding obligation of Contractor Supply enforceable against it in accordance with its terms; and

          (d)     Contractor Supply (i) has such knowledge and experience in financial matters that it is capable of evaluating the merits and risks of the purchase of the Assigned Notes and the Assigned Documents; (ii) is knowledgeable regarding the financial status of Maxco, Ersco and the property subject to the Assigned Documents; (iii) has agreed to purchase the Assigned Notes and the Assigned Documents on the basis of its own independent investigation, evaluation and credit determination and has not sought or relied upon any representation or warranty from Bank (except those representations expressly stated in Section 6 of this Assignment) or information provided by or statements made by Bank or its representatives; (iv) is purchasing the Assigned Notes and the Assigned Documents for Contractor Supply’s own account and not with a view to, or for sale in connection with, any public distribution thereof which would violate applicable securities laws; and (v) the purchase and sale of the Assigned Notes and the Assigned Documents are exempt from registration under applicable Blue Sky or securities law.

     8.     Contractor Supply agrees to pay for the defense of Bank (Bank shall have the right to approve legal counsel, which approval shall not be unreasonably withheld) and indemnify Bank against and hold Bank harmless from any and all liability, claim, cost, loss, damage or expense (including reasonable attorneys’ fees) which Bank may incur or suffer as a result of or arising out of or in connection with (i) any breach by Contractor Supply of any representation or warranty of Contractor Supply contained in this Assignment, (ii) any failure by Contractor Supply to carry out any of its obligations under this Assignment, (iii) any act or omission of Contractor Supply occurring after the Effective Date, and (iv) any claim or damages of any kind arising out of, or relating to the enforcement by Contractor Supply of the Assigned Notes or any of the Assigned Documents or the assignment to Contractor Supply of the Assigned Notes and the Assigned Documents.

     9.     Ambassador hereby unconditionally guarantees the payment and performance of Contractor Supply under this Assignment, including but not limited to the commitments and indemnities set forth in Section 8 of this Assignment.

     10.     Maxco, Pak-Sak and Mr. Coon are parties to this Assignment for the purpose of acknowledging and approving the transactions contemplated by this Assignment, and the acknowledgments, waivers and releases contained in this Assignment.

     11.     The agreements, representations and warranties of the parties shall survive the consummation of the Assignment.

     12.     This Assignment shall be governed by and construed in accordance with the laws of the State of Michigan without reference to conflicts of laws.

     13.     This Assignment sets forth the entire agreement and understanding of the parties, and supersedes all prior agreements and understandings between the parties with respect to the assignment of the Assigned Notes, Assigned Documents and other matters reflected herein. This Assignment shall be binding on, and inure to the benefit of, the parties and their successors and assigns; provided, however, that any obligations or undertakings owing to the Bank hereunder may not be assigned without Bank prior written consent.

     14.     EACH OF MAXCO, ERSCO, CONTRACTOR SUPPLY, AMBASSADOR, PAK-SAK, MR. COON AND BANK ACKNOWLEDGE AND AGREE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS ASSIGNMENT, THE ASSIGNED NOTES OR THE ASSIGNED DOCUMENTS.

     15.     EACH OF MAXCO, ERSCO, PAK-SAK AND MR. COON, IN EVERY CAPACITY, HEREBY WAIVES, DISCHARGES AND FOREVER RELEASES BANK, BANK’S EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS AND SUCCESSORS AND ASSIGNS, FROM AND OF ANY AND ALL CLAIMS, CAUSES OF ACTION, DEFENSES, COUNTERCLAIMS OR OFFSETS AND/OR ALLEGATIONS THAT EACH SUCH PARTY MAY HAVE OR MAY HAVE MADE OR WHICH ARE BASED ON FACTS OR CIRCUMSTANCES ARISING DIRECTLY OR INDIRECTLY OUT OF THE ASSIGNED NOTES, THE ASSIGNED DOCUMENTS, THE RETAINED NOTES, OR THE RETAINED DOCUMENTS OR MATTERS OR RELATIONSHIPS RELATED THERETO, AT ANY TIME UP THROUGH AND INCLUDING THE DATE OF THIS

ASSIGNMENT, WHETHER KNOWN OR UNKNOWN, AGAINST ANY OR ALL OF BANK, BANK’S EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS AND SUCCESSORS AND ASSIGNS, PROVIDED, HOWEVER, THAT THIS RELEASE DOES NOT WAIVE, DISCHARGE OR RELEASE BANK FOR ANY BREACH OF THE AGREEMENTS, REPRESENTATIONS AND WARRANTIES OF BANK UNDER THIS AGREEMENT.

     16.     This Assignment may be signed by facsimile signatures and in counterparts, each of which shall be an original and all of which taken together shall constitute one agreement.

     17.     This Assignment may not be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Effective Date.

COMERICA BANK		CONTRACTOR SUPPLY INCORPORATED

By:	/s/ David Grantham Its Vice President	By:	/s/ Daryle L. Doden Its President

MAXCO, INC.		ERSCO CORPORATION

By:	/s/ Max A. Coon Its President	By:	/s/ Max A. Coon Its Secretary

PAK-SAK, INC.

By:	/s/ Max A. Coon Its Secretary		/s/ Max A. Coon Max A. Coon

AMBASSADOR STEEL CORPORATION

By:	/s/ Daryle L. Doden Its President

EXHIBIT A

ASSIGNED NOTES

Note #	Note Description	Date	Balance 11/11/02

Split 703	Amended and Restated Revolving Credit Note	6/22/1999	$9,580,535.34

299	Variable Rate — Installment Note	7/19/1999	$234,700.00

307	Variable Rate — Installment Note	9/01/1999	$333,080.00

737	Variable Rate — Installment Note	7/12/2000	$896,000.00

EXHIBIT B

RETAINED NOTES

Note #	Note Description	Date	Balance 11/11/02

Split 703	Revolving Credit Note	6/22/1999	$1,175,000.00

729	Variable Rate — Installment Note	7/12/2000	$5,024,692.29

638	Variable Rate — Installment Note	9/01/1999	$269,274.21

687	Letters of Credit	9/01/1999	$475,000.00